UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_]      Preliminary proxy statement
[_]      Confidential, for use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-12

                         BANK WEST FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

                N/A
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(2)  Aggregate number of securities to which transactions applies:

                N/A
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                N/A
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(4)  Proposed maximum aggregate value of transaction:

                N/A
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(5)  Total Fee paid:

                N/A
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[_]  Fee paid previously with preliminary materials

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

                N/A
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(2)  Form, schedule or registration statement no.:

                N/A
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(3)  Filing party:

                N/A
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(4)  Date filed:

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




                         BANK WEST FINANCIAL CORPORATION
                            2185 Three Mile Road N.W.
                          Grand Rapids, Michigan 49544
                                 (616) 785-3400

                                                              September 29, 2000

Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Bank West Financial Corporation (the "Company"). The meeting will be held at Duba's Restaurant located at 420 East Beltline, N.E., Grand Rapids, Michigan 49505 on Wednesday, October 25, 2000 at 10:00 a.m., Eastern Time. As more fully described in the accompanying materials, the purpose of the meeting is to elect two directors and to ratify the appointment of independent auditors. We urge you to support your Company's nominees and to sign, date and return the enclosed proxy card today. Your vote is important, even if you only hold a few shares.

Your Board of Directors Believes in Stockholder Representation

         Your current Board of Directors owns a substantial amount of the Company's common stock. See "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management" in the attached Proxy Statement. Your Board of Directors represents all stockholders and intends to continue to take steps to enhance stockholder value.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the postage-paid envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your  continued   support  of  and  interest  in  Bank  West  Financial
Corporation are sincerely appreciated.

                                             Sincerely,

                                             /s/ Ronald A. Van Houten
                                             -----------------------------------
                                             Ronald A. Van Houten, President and
                                               Chief Executive Officer

                         BANK WEST FINANCIAL CORPORATION

                            2185 Three Mile Road N.W.
                          Grand Rapids, Michigan 49544

                                 (616) 785-3400

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To
                           Be Held on October 25, 2000

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Bank West Financial Corporation (the "Company") will be held at Duba's Restaurant located at 420 East Beltline, N.E., Grand Rapids, Michigan 49505 on Wednesday, October 25, 2000 at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect two directors for terms of three years or until their successors have been elected and qualified;

         (2) To ratify the appointment of Crowe Chizek and Company LLP as the Company's independent auditors for the fiscal year ending June 30, 2001; and

         (3) To transact  such other  business as may  properly  come before the
             meeting  or  any  adjournment  thereof.   Except  with  respect  to
             procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

         Stockholders of record of the Company as of the close of business on September 12, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Ronald A. Van Houten
                                            ----------------------------
                                            Ronald A. Van Houten, President and
                                              Chief Executive Officer

Grand Rapids, Michigan
September 29, 2000

--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

                         BANK WEST FINANCIAL CORPORATION

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                October 25, 2000

       This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), of Bank West Financial Corporation (the "Company"), which acquired all of the common stock of Bank West (the "Bank") issued in connection with the conversion of the Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank in March 1995 (the "Conversion"). The Bank converted to a Michigan-chartered savings bank in fiscal 1998.

       Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Duba's Restaurant located at 420 East Beltline, N.E., Grand Rapids, Michigan 49505 on Wednesday, October 25, 2000 at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about September 29, 2000.

       Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described herein and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

       Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company written notice thereof (James A. Koessel, Secretary, Bank West Financial Corporation);
(2) submitting a duly executed proxy bearing a later date; or (3) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                            VOTING AND REQUIRED VOTES

       Only stockholders of record at the close of business on September 12, 2000 (the "Voting Record Date"") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,521,059 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock outstanding is entitled to one vote at the Annual Meeting on each matter properly presented at the Annual Meeting.

       Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Common Stock entitled to vote at the meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under applicable rules, the election of directors and the ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

       The Bylaws of the Company presently provide that the Board of Directors shall not be less than five nor more than fifteen members. Presently, there are eight directors. The Articles of Incorporation and Bylaws of the Company presently provide that the Board of Directors shall be divided into groups classes as nearly equal in number as possible. The Articles of Incorporation also provide that no decrease in the number of directors shall shorten the term of any incumbent director. The members of each group are to be elected for a term of three years or until their successors are elected and qualified. One group of directors is to be elected annually. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected or nominated as a director (except that Mr. Riley was the proposed nominee of LaSalle Financial Partners in 1998 at a time when LaSalle indicated that it would take additional actions if such nomination was not accepted), and no director or nominee for director is related to any other director, nominee for director or executive officer of the Company by blood, marriage or adoption.

       Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

                                              Position with the Company and the
                                                Bank and Principal Occupation         Director
Name                   Age(1)                     During the Past Five Years          Since(2)
--------------------- --------   -----------------------------------------------   ---------------
                              Nominees for Term Expiring in 2003

John H. Zwarensteyn      55       Director, President, Chief Executive Officer and      1992
                                  sole stockholder of Gemini Corporation, Grand
                                  Rapids, Michigan, a publishing and
                                  communications concern, since 1979.

Harry E. Mika            80       Director; private investor; served for 32 years as    1997
                                  a director at five different banks in western
                                  Michigan, including Director and Senior Vice
                                  President of Ameribank in Grand Rapids,
                                  Michigan from 1989 to 1996.


The Board of Directors recommends that you vote FOR the election of the above nominees for director.

                             Directors Whose Terms Expire in 2001

Carl A. Rossi             70       Director; Part Owner and Sales and Contract           1972
                                   Manager for Bay Area Interiors, Grand Rapids,
                                   Michigan since 1991.

Robert J. Stephan         64       Director; President and Chief Executive Officer       1990
                                   of SecureOne Benefit Administrators, Inc.,
                                   Grand Rapids, Michigan.  Member of the state
                                   bar of Michigan.


Wallace D. Riley          73       Director; Senior Partner in Riley, Roumell and        1998
                                   Connolly, a law firm in Detroit, Michigan, since
                                   1968.  Director and Chairman of the Board of
                                   National TechTeam, Inc., a provider of
                                   information technology outsourcing support
                                   services located in Dearborn, Michigan.

                                                Position with the Company and the
                                                  Bank and Principal Occupation        Director
Name                    Age(1)                     During the Past Five Years          Since(2)
--------------------- --------   -----------------------------------------------   ---------------

                             Directors Whose Terms Expire in 2002

Richard L. Bishop         56       Director; President and Treasurer of Jurgens &        1991
                                   Holtvluwer Men's Store, Inc., Grand Rapids,
                                   Michigan.

Thomas D. De Young        62       Director; President and principal stockholder of      1979
                                   DeYoung & Associates, Grand Rapids,
                                   Michigan, a commercial building contractor
                                   since 1993.  Prior thereto, President of DeYoung
                                   & Bagin, Grand Rapids, Michigan, a
                                   commercial building contractor, since 1975.

Jacob Haisma              64       Director; owner of Jacob Haisma Builders, Inc.,       1979
                                   Grand Rapids, Michigan, since 1960.

----------------
(1)    As of September 12, 2000.
(2)    Includes service as a director of the Bank.


Stockholder Nominations

       Article 7.F of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. The Articles of Incorporation set forth specific requirements with respect to stockholder nominations.

Board Meetings and Committees

       The Board of Directors of the Company met seven times during the year ended June 30, 2000. The Board of Directors has standing audit, executive and asset/liability management ("ALCO") committees as described below. The Board of Directors of the Company does not have separate compensation or nominating committees. No director of the Company attended fewer than 75% in the aggregate of the meetings of the Board of Directors held during fiscal 2000 and the total number of meetings held by all committees of the Board on which he served during the year.

       The Audit Committee reviews the scope and results of the audit performed by the Company's independent auditors and reviews with management and such independent auditors the Company's system of internal control and audit. The Audit Committee also reviews all examination and other reports by federal banking regulators. The members of the Audit Committee for both the Company and the Bank are Messrs. Stephan (Chairman), Haisma and Riley. The Audit Committee is the same for the Company and the Bank and met twice in fiscal 2000.

       The Executive Committee, which consists of Messrs. Stephan (Chairman), Rossi and DeYoung, is authorized to act on behalf of the Board of Directors of the Company between scheduled Board meetings, subject to the limitations on its powers and authorities set forth under Michigan law. The Executive Committee is the same for the Company and the Bank did not meet in fiscal 2000.

       The ALCO Committee, which consists of Messrs. Zwarensteyn (Chairman), Haisma, Bishop and Stephan, for both the Company and the Bank, met eight times during fiscal 2000.

       Regular meetings of the Board of Directors of the Bank are held on at least a monthly basis and special meetings of the Board of Directors are held from time-to-time as needed. There were 13 meetings of the Board of Directors of the Bank held during the year ended June 30, 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Bank during fiscal 2000 and the total number of meetings held by all committees of the Board on which the director served during such year.

       The Board of Directors of the Bank has established various committees, including Executive, Audit, Compensation, Nominating, Long-Term Planning, Loan and Asset/Liability Management ("ALCO") Committees. The Compensation Committee reviews the compensation of the Bank's officers and employees. The members of the committee are Messrs. Stephan (Chairman), Rossi, Riley and DeYoung, and the committee met once during the year ended June 30, 2000.

Executive Officers Who Are Not Directors

       The following table sets forth certain information with respect to the executive officers of the Company who are not directors. There are no arrangements or understandings between the Company and any such person pursuant to which such person was elected an executive officer of the Company, and no such officer is related to any director or officer of the Company by blood, marriage or adoption.


Name                                   Age(1)      Principal Occupation During the Past Five Years
------------------------------     ------------    -----------------------------------------------------------------


Ronald A. Van Houten                     64        President and Chief Executive Officer of the Company
                                                   and the Bank since June 1999; Director of the Bank
                                                   since June 1999; interim Chief Executive Officer of the
                                                   Company and the Bank from April 1999 to June 1999;
                                                   President and Chairman of the Board of Caledonia
                                                   Financial Corporation in Caledonia, Michigan from
                                                   1995 to April 1999; President and Chief Executive
                                                   Officer of State Bank of Caledonia from 1995 to 1998.
James A. Koessel                         52        Senior Vice President- Mortgage Production of the Bank
                                                   since May 1999; Vice President and Chief Lending
                                                   Officer of the Company and of the Bank from 1992 to
                                                   May 1999; Secretary of the Company and the Bank
                                                   since February 1996.
Kevin A. Twardy                          33        Vice President and Chief Financial Officer of the
                                                   Company and the Bank since December 1994 and
                                                   November 1994, respectively; prior to joining the Bank
                                                   in November 1994, Manager for six months with the
                                                   accounting firm of Crowe Chizek and Company, Grand
                                                   Rapids, Michigan; prior thereto, Senior Auditor with
                                                   Ernst & Young, Chicago, Illinois.
Laurie S. Adams                          44        Vice President and Director of Retail Banking of the
                                                   Bank since July 1996; prior thereto, Assistant Vice
                                                   President and Administrative Services Manager for
                                                   FMB State Savings Bank, Lowell, Michigan, from 1990
                                                   to 1996.
Louis D. Knooihuizen                     50        Senior Vice President - Commercial Lending of the
                                                   Bank since January 2000; Vice President - Commercial
                                                   Lending of the Bank since May 1999; prior thereto,
                                                   Vice President of Community Lending at National City
                                                   Bank, Grand Rapids, Michigan, from February 1995 to
                                                   April 1999; prior thereto, First Vice President at
                                                   Michigan National Bank, Grand Rapids, Michigan.
Cheryl A. Moore                          38        Vice President - Lending Operations of the Bank since
                                                   January 2000; prior thereto, Mortgage Operations
                                                   Manager of the Bank from 1997 to 1999; Branch
                                                   Operations Supervisor for Norwest Mortgage, Grand
                                                   Rapids, Michigan from 1994 to 1997.

----------------------------
(1)    As of September 12, 2000.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (1) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (2) the directors of the Company, and (3) all directors and executive officers of the Company and the Bank as a group.


                                                                        Common Stock
                                                                  Beneficially Owned as of

                                                                 September 12, 2000(1)(2)(3)
                                                             ----------------------------------

Name of Beneficial Owner                                           Amount                %
-------------------------------------                        -------------------    -----------
Bank West Financial Corporation                                  228,467(4)            8.5%
Employee Stock Ownership Plan Trust
2185 Three Mile Road N.W.
Grand Rapids, Michigan 49544

Banc Funds                                                       173,520(5)            6.4%
208 South LaSalle Street, Suite 200
Chicago, Illinois 60604

LaSalle Financial Partners, Limited Partnership                  168,967(6)             6.3%
350 E. Michigan Avenue, Suite 500
Kalamazoo, Michigan 49007

Directors:
   Richard L. Bishop                                              39,422(7)             1.5%
   Thomas D. DeYoung                                              26,499(8)             1.0%
   Jacob Haisma                                                   63,083(9)             2.4%
   Harry E. Mika                                                200,100(10)             7.4%
   Carl A. Rossi                                                 31,956(11)             1.2%
   Robert J. Stephan                                             48,735(12)             1.8%
   John H. Zwarensteyn                                           46,123(13)             1.7%
   Wallace D. Riley                                              15,000(14)          *
All directors and executive officers of the Company
 and the Bank as a group (14 persons)                            609,921(2)(3)(4)      22.7%

-------------------
* Represents less than 1% of the outstanding stock.


                                                   (Footnotes on following page)

-------------------

(1) Based upon information furnished by the respective persons. Pursuant to rules promulgated under the 1934 Act, a person is deemed to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options within 60 days of the Voting Record Date as follows: for each non-employee director other than Messrs. Mika and Riley,14,133 shares; and for all directors and executive officers as a group, 161,713 shares.

(3) Includes restricted shares granted pursuant to the Company's Management Recognition Plans ("MRPs") as follows: for each non-employee director other than Messrs. Mika and Riley, 1,310 shares; and for all directors and executive officers as a group, 14,526 shares. While these restricted shares have not yet vested or been distributed to the recipient of the grant, the grant recipients are entitled to vote the restricted shares. The trustees of the MRPs, who consist of directors of the Company, will vote the aggregate 38,885 shares of Common Stock held by the MRPs which have not yet been granted in the same proportion that holders of unvested MRP awards vote their unvested MRP shares. The trustees disclaim beneficial ownership of such shares, which are not included in the above table.

(4) The Bank West Financial Corporation Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Bank West Financial Corporation Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Messrs. Stephan, Bishop and Haisma, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, 115,434 shares of Common Stock held in the Trust were unallocated and 113,033 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the ESOP in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of Common Stock allocated to their individual accounts, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will be disregarded in

                                         (Footnotes continued on following page)
       determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by the ESOP Trustees or by all directors and executive officers as a group does not include the unallocated shares held by the Trust. The total for executive officers as a group includes 25,375 shares allocated to the ESOP accounts of four executive officers.

(5) The shares are held by Banc Fund III L.P. ("BF III"), an Illinois limited partnership, Bank Fund III Trust ("T III"), Banc Fund IV L.P. ("BF IV"), an Illinois limited partnership, and Banc Fund IV Trust ("T IV"). The general partner of BF III is MidBanc III L.P. ("MidBanc III"). The general partner of BF IV is MidBanc IV L.P. ("MidBanc IV"). MidBanc III and IV are Illinois limited partnerships. The general partner of MidBanc III is ChiCorp Management III, Inc. ("Managment III"). The general partner of MidBanc IV is Chicorp Management IV, Inc. ("Management IV"). Management III and IV are Illinois corporations. The sole stockholder of Management III and IV is TBFC, an Illinois limited liability company which is controlled by Charles J. Moore. Mr. Moore has been the manager of the investment decisions for each of BF III, BF IV, T III, and T IV since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the shares of Common Stock held by each of those entities. As the controlling member of TBFC, Mr. Moore controls
       Management III and IV, and therefore each of the partnership entities directly and indirectly controlled by each of Management III and IV. Mr. Moore, as portfolio manager for T III and T IV, has voting and dispositive power over the shares held by such trusts.

(6) The general partners consist of LaSalle Capital Management, Inc. ("LaSalle Capital") and Talman Financial, Inc. ("Talman"). LaSalle Capital is controlled by Florence and Richard J. Nelson and is located at the same address as LaSalle Financial Partners. Talman is controlled by Peter T. Kross and is located at 248 Grosse Pointe Boulevard, Grosse Pointe Farms, Michigan 48236.

(7) Includes 18,573 shares held jointly with Mr. Bishop's spouse, with whom voting and dispositive power is shared, and 5,406 shares held by Mr. Bishop's IRA. Excludes the shares held by the ESOP and the MRPs, of which Mr. Bishop is one of three trustees.

(8) Includes 4,640 shares held jointly with Mr. DeYoung's spouse, with whom voting and dispositive power is shared, 4,158 shares held by Mr. DeYoung's IRA, 1,753 shares held by his spouse's IRA, and 505 shares held as trustee for a trust.

(9) Includes 47,640 shares held jointly with Mr. Haisma's spouse, with whom voting and dispositive power is shared. Excludes the shares held by the ESOP and the MRPs, of which Mr. Haisma is one of three trustees.

                                         (Footnotes continued on following page)

(10) The business address for Mr. Mika, who owns over 5% of the outstanding Common Stock, is Bank West Financial Corporation, 2185 Three Mile Road N.W., Grand Rapids, Michigan 49544.

(11) Includes 8,194 shares held jointly with Mr. Rossi's spouse, with whom voting and dispositive power is shared, 7,329 shares held by Mr. Rossi's IRAs and retirement plans, and 990 shares held by his spouse's IRA.

(12) Includes 10,231 shares held jointly with Mr. Stephan's spouse, with whom voting and dispositive power is shared, 18,477 shares held by Mr. Stephan's IRA, 2,000 shares held by Mr. Stephan's spouse, and 1,584 shares held by his spouse's IRA.

(13) Includes 9,993 shares held jointly with Mr. Zwarensteyn's spouse, with whom voting and dispositive power is shared, 16,698 shares held by Mr. Zwarensteyn's IRA, and 3,988 shares held by his spouse's IRA.

(14) Mr. Riley is a minority investor and a limited partner in LaSalle Financial Partners.


Section 16(a) Beneficial Ownership Reporting Compliance

       Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers in the fiscal year ended June 30, 2000, except for 5,000 shares purchased by Mr. Riley. These shares were reported on Form 5 as of June 30, 2000.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The Company has not yet paid separate compensation directly to its officers. However, the Company reimburses the Bank for the Company's pro rata share of the compensation of the officers pursuant to an employee cost sharing agreement. The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the fiscal year ended June 30, 2000 to the President and Chief Executive Officer of the Company and the Bank. No executive officer had a combined salary and bonus in excess of $100,000 in fiscal 2000.


----------------------------------------------------------------------------------------------------------------------------------
                                             Annual Compensation                    Long Term Compensation
                                     -----------------------------------  -----------------------------------------
                                                                                       Awards               Payouts
                                                                         --------------------------------  --------

                                                              Other       -------------------------------
          Name and          Fiscal                            Annual        Restricted       Securities       LTIP     All Other
     Principal Position      Year       Salary     Bonus   Compensation     Stock Award      Underlying      Payouts  Compensation
                                                               (2)                          Options(3)                   (4)
----------------------------------------------------------------------------------------------------------------------------------
Ronald A. Van Houten,        2000      $ 9,840  $    --      $ 4,800      $    --                --           --            $ 76
   President and Chief       1999        1,994       --        1,200           --            33,334           --              --
   Executive Officer(1)
=========================  ========= =========  =======  ==============  ==============  ==============  ==========   =============

---------------

(1) Mr. Van Houten became interim Chief Executive Officer in April 1999 and President and Chief Executive Officer in June 1999.

(2) Includes an automobile allowance of $400 per month for Mr. Van Houten. Annual compensation does not include amounts attributable to other miscellaneous benefits. The costs to the Bank of providing such other miscellaneous benefits during fiscal 1999 and 2000 did not exceed 10% of the total salary and bonus paid to or accrued for the benefit of Mr. Van Houten.

(3) Consists of stock options granted pursuant to the Company's 1995 Key Employee Stock Compensation Program, which options vest and are exercisable at the rate of 20% a year over a five-year period commencing on the first anniversary of the date of grant. See "- Employment and Severance Agreements" for a description of the cash payment to be made to Mr. Van Houten if his employment terminates before his option is fully vested.

(4) Includes, for fiscal 2000, $76 of matching contributions paid by the Bank to Mr. Van Houten's account under the Bank's 401 (k) plan.

Fiscal Year-End Option Values

       The following table sets forth, with respect to each executive officer named in the Summary Compensation Table, information with respect to the number of options held at the end of the fiscal year and the value with respect thereto.


                             Shares                                 Number of                        Value of Unexercised
                            Acquired                           Unexercised Options                   in the Money Options
                               on            Value             at Fiscal Year End                     Fiscal Year End(2)
                                                          -------------------------------       --------------------------------

            Name           Exercise       Realized(1)      Exercisable       Unexercisable      Exercisable       Unexercisable
------------------       -----------     ------------      -------------     --------------    -------------     ----------------

Ronald A. Van Houten          --             $ --                6,667             26,667          $     --              $

------------------------

(1) Based upon the difference between the per share market price of the common stock on the date of exercise and the per share exercise price of the stock option.

(2) The fair market value of the Common Stock underlying the options at June 30, 2000 ($6.00) was less than the exercise price of the options ($8.656).

       In July 2000, the Board of Directors cancelled option grants made on September 2, 1997 totaling 39,000 options and on July 30, 1998 totaling 22,550 options due to the large difference between the grant price and the current market price of the Company's Common Stock.

Director Compensation

       During the year ended June 30, 2000, each non-employee director of the Bank received a fee of $1,000 per Board meeting. However, if more than one Board meeting was missed during the year, the fee was $500 for the second and third meetings that were missed if the absence was excused by the Board, and no fees were paid for unexcused absences or for more than three missed meetings. In addition, each non-employee director received $300 per committee meeting. Directors who are also officers did not receive any fees for board meetings or committee meetings in fiscal 2000. Directors of the Company receive no fees from the Company for attending Board of Directors meetings or committee meetings.

Employment and Severance Agreements

       The Company and the Bank (collectively, the "Employers") entered into an employment agreement with Mr. Van Houten effective April 13, 1999 for an indefinite term. The agreement provided for Mr. Van Houten to serve as interim Chief Executive Officer of the Employers, and he was appointed President and Chief Executive Officer on June 30, 1999. Mr. Van Houten receives a salary of $10,080 per year, which shall be increased at the same time and in the same amount as the applicable limit in the Social Security regulations is increased. Mr. Van Houten also receives a monthly motor vehicle allowance of $400, and he was granted an incentive stock option for 33,334 shares of Common Stock. The option vests at the rate of 20% per year, with the first vesting occurring on April 14, 2000. However, if Mr. Van Houten's employment is terminated prior to his option becoming fully vested on April 14, 2004, then Mr. Van Houten will receive a cash payment equal to the difference between (1) the number of shares assumed to be vested if the option vested monthly over a period of three years, and (2) the number of shares actually vested on the five-year annual vesting schedule, multiplied by the difference between the fair market value of a share of Common Stock on the date of termination and the per share exercise price of the option. If Mr. Van Houten's employment is terminated as a result of or after a Change in Control of the Employers, as defined, then his option shall be deemed to be 100% vested for purposes of clause (1) above. The Employers also agreed to indemnify Mr. Van Houten to the fullest extent permitted by law, except for any liability or loss resulting from the gross negligence of Mr. Van Houten. Either party may terminate the agreement for any reason or no reason upon providing 30 days written notice to the other.

       The Employers have two-year severance agreements with Messrs. Koessel, Twardy, Knooihuizen, Brasser and with Mesdames Adams and Moore. These agreements currently expire on March 30, 2002. At least 30 days prior to March 30, 2001, and each March 30 after that, the Boards of Directors of the Employers shall determine whether or not to extend the term of the agreements for an additional one year. Any party may elect not to extend the term of the agreements by providing written notice at least 30 days prior to any annual anniversary date. Under the terms of such severance agreements, the Employers have agreed that in the event the officer's employment is terminated following a Change in Control of the Company, as defined, by the Employers for other than cause, retirement, death or disability or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment, such officer will be entitled to (1) a cash severance amount equal to two times the highest level of his or her base salary during any of the three calendar years ending during the year in which the termination occurs, payable in equal monthly installments over 24 months, and (2) a continuation of benefits similar to those he or she is receiving at the time of such termination for a period of two years or until the officer obtains full- time employment with another employer, whichever occurs first. The agreements were amended in February 1999 to require the officers to mitigate the amount of severance benefits payable by diligently and continuously seeking other employment.

       A Change in Control is generally defined in the employment and severance agreements to include any change in control required to be reported under the federal securities laws, as well as (1) the acquisition by any person of 25% or more of the Company's outstanding voting securities or (2) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

       Each of the above severance agreements provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute a

"parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Parachute payments generally are payments equal to or exceeding three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred (or such lesser time as the recipient has been employed). Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

       Although the above-described employment and severance agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

       Effective March 4, 1999, the Employers and Paul W. Sydloski, former President and Chief Executive Officer, agreed to mutually terminate Mr. Sydloski's employment agreement. Pursuant to the agreement and general release, the Employers agreed to (1) pay Mr. Sydloski severance of $225,000 over a two-year period, and (2) provide medical and dental coverage for a period of 12 months. The release also contained confidentiality, non-disparagement and non-competition provisions.

Employee Stock Ownership Plan

       The Company has established the ESOP for employees of the Company and the Bank. Employees of the Company and the Bank who have been credited with at least 500 hours of service during a twelve month period and who have attained age 18 are eligible to participate in the ESOP.

       As part of the Conversion, the ESOP borrowed funds from the Company to purchase 243,009 shares of Common Stock issued in the Conversion. The loan to the ESOP is being repaid principally from the Bank's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The loan to the ESOP bears a fixed interest rate of 7.0%. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

       Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation. Forfeitures are reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants vest in their right to receive their account balances within the ESOP at the rate of 20% per year starting with the completion of three years of service and will be 100% vested upon the completion of seven years of service. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits are payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

       Messrs. Stephan, Bishop and Haisma serve as trustees of the ESOP. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as to those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law.

       Generally accepted accounting principles require that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP's loan is from the Company, such obligation is not treated as a liability, but the amount of the borrowing is deducted from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

       The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

Defined Benefit Pension Plan

       In  fiscal   2000,   the  Bank   withdrew   its   participation   in  the
multiple-employer defined benefit plan. No expense was incurred with respect to this plan in fiscal 2000.

Transactions with Certain Related Persons

       The Bank has made, and may in the future make, loans in the ordinary course of business to directors and executive officers and their respective associates. Such loans are made on substantially the same terms, including interest rate and collateral, as those prevailing at the same time for comparable transactions with persons unaffiliated with the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

       At June 30, 2000, the Bank had eight loans outstanding to directors and executive officers of the Bank, or members of their immediate families, who had an aggregate indebtedness in excess of $60,000. These loans totalled approximately $834,000 or 3.8% of the Company's total stockholders' equity at June 30, 2000.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

       The Board of Directors of the Company has appointed Crowe Chizek and Company LLP, independent certified public accountants, to perform the audit of the Company's consolidated financial statements for the year ending June 30, 2001, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

       The Company has been advised by Crowe Chizek and Company LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Crowe Chizek and Company LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

       The Board of Directors recommends that you vote FOR the ratification of the appointment of Crowe Chizek and Company LLP as independent auditors for the fiscal year ending June 30, 2001.

                              STOCKHOLDER PROPOSALS

       Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in October 2001, must be received at the principal executive offices of the Company, 2185 Three Mile Road N.W., Grand Rapids, Michigan 49544, Attention: James A. Koessel, Secretary, no later than June 1, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

       Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting provided that the requirements set forth in
Article 10.D of the Company's Articles of Incorporation are satisfied in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the Company's immediately preceding annual stockholders' meeting.

                                 ANNUAL REPORTS

       A copy of the Company's Annual Report to Stockholders for the year ended June 30, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

       Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's annual report on Form 10-K for the year ended June 30, 2000 and a list of the exhibits thereto required to be filed with the Securities and Exchange Commission under the 1934 Act. Such written request should be directed to Kevin A. Twardy, Vice President and Chief Financial Officer, Bank West Financial Corporation, 2185 Three Mile Road N.W., Grand Rapids, Michigan 49544. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

       Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

       The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Directors and executive officers of the Company and the Bank may solicit proxies personally or by telephone without additional compensation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.

         YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE- PAID ENVELOPE.

BANK WEST FINANCIAL CORPORATION                                  REVOCABLE PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANK WEST FINANCIAL CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 25, 2000 AND AT ANY ADJOURNMENT THEREOF.

       The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Duba's Restaurant located at 420 East Beltline, N.E., Grand Rapids, Michigan 49505, on October 25, 2000, at 10:00 a.m., Eastern Time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as follows:

1.     Election of Directors

[  ]   FOR all nominees listed below     [  ]    WITHHOLD authority to
       (except as marked to the                  vote for all nominees
       contrary below)                           listed below

       Nominees for three-year term:    John H. Zwarensteyn and Harry E. Mika

       To withhold authority to vote for less than all of the nominees, write the name of the nominee in the space provided below:

--------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Crowe Chizek and Company LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

[  ]  FOR                       [  ]  AGAINST                [  ]  ABSTAIN


       In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

       The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed above and FOR Proposal 2. Shares of common stock of the Company will be voted as specified. If no specification is made, shares will be voted for the election of the Board of Directors' nominees to the Board of Directors, for Proposal 2, and otherwise at the discretion of the proxies. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Bank West Financial Corporation called for October 25, 2000, a Proxy Statement for the Annual Meeting and the 2000 Annual Report to Stockholders.



       PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

                                      Dated:                           , 2000
                                            -------------------------


                                      ------------------------------------------


                                      ------------------------------------------
                                      Signature(s)


                                      Please sign exactly as your name(s) appear on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.